        As filed with the Securities and Exchange Commission on December 7, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SOLECTRON CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE            SMART MODULAR TECHNOLOGIES 1989 INCENTIVE STOCK PLAN AS AMENDED MARCH 25, 1996         94-2447045
(STATE OF INCORPORATION)                   SMART MODULAR TECHNOLOGIES 1995 STOCK PLAN                          (I.R.S. EMPLOYER
                                       SMART MODULAR TECHNOLOGIES 1995 DIRECTOR OPTION PLAN                  IDENTIFICATION  NUMBER)


                               777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035

   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   SUSAN WANG
                             SENIOR VICE PRESIDENT,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                              SOLECTRON CORPORATION
                               777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   Copies to:
                             STEVEN E. BOCHNER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          PROPOSED               PROPOSED
                                                                      MAXIMUM OFFERING       MAXIMUM AGGREGATE      AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED    AMOUNT TO BE REGISTERED    PRICE PER SHARE (1)      OFFERING PRICE     REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------------
Common   Stock  of  the  Company  to  be
issued upon exercise of options  granted
under the................................                            $                       $                    $

SMART Modular Technologies, Inc.
1989 Incentive Stock Plan as amended
March 25, 1996 ..........................        75,899              $94.03125               $  7,136,877.84      $ 1,984.05

SMART Modular Technologies, Inc.
1995 Stock Plan .........................     3,287,220              $94.03125               $309,101,405.60      $85,930.19

SMART Modular Technologies, Inc.
1995 Director Option Plan ...............        29,376              $94.03125               $  2,762,262.00      $   767.91

   Total.................................     3,392,495                  --                  $319,000,545.44      $88,682.15

====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices per share of the Common Stock as reported in the New York Stock Exchange as of December 6, 1999.

(2) Pursuant to Rule 457(b) under the Securities Act, $88,682.15 of the registration fee is offset by the filing fees previously paid in connection with the filing of preliminary proxy materials on Schedule 14A on October 1, 1999 and Registration Statement on Form S-4 filed on October 14, 1999. The fees paid for these filings included all shares to be issued pursuant to the exercise of Smart Modular options. Accordingly, no additional fee is being paid herewith.

================================================================================

                              SOLECTRON CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this Registration Statement the contents of the Company's earlier Registration Statements on Form S-8 (File #333-75813), the audited financial statements for the Registrant's fiscal year ended August 31, 1999 contained in the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1999 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on November 22, 1999.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.  EXHIBITS

Exhibit
Number           Document
------           --------
 4.1             Smart Modular Technologies, Inc. 1989 Incentive Stock Plan As Amended March 25, 1996

 4.2             Smart Modular Technologies, Inc. 1995 Stock Plan

 4.3             Smart Modular Technologies, Inc. 1995 Director Option Plan

 5.1             Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation.

23.1             Consent of Independent Auditors.

23.2             Consent of Counsel (contained in Exhibit 5.1).

24.1             Power of Attorney (see page II-4).

ITEM 9   UNDERTAKINGS

         A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Solectron Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 7th day of December, 1999.

                                          SOLECTRON CORPORATION


                                          By: /s/  Susan Wang
                                              ---------------------------------
                                          Susan Wang, Senior Vice President,
                                          Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Koichi Nishimura and Susan Wang, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                             TITLE                                DATE
                ---------                                             -----                                ----
/s/  Koichi Nishimura                                  President,  Chief Executive Officer and      December 7, 1999
---------------------------------------                Chairman of the Board
Koichi Nishimura, Ph.D.

/s/  Susan Wang                                        Senior Vice President,  Chief Financial      December 7, 1999
---------------------------------------                Officer and Secretary
Susan Wang

/s/  Winston H. Chen, Ph.D.                            Director                                     December 7, 1999
---------------------------------------
Winston H. Chen, Ph.D.

/s/ Richard A. D'Amore                                 Director                                     December 7, 1999
---------------------------------------
Richard A. D'Amore

/s/  Charles A. Dickinson                              Director                                     December 7, 1999
---------------------------------------
Charles A. Dickinson

/s/  Heinz Fridrich                                    Director                                     December 7, 1999
---------------------------------------
Heinz Fridrich

/s/  Osamu Yamada                                      Director                                     December 7,  1999
---------------------------------------
Osamu Yamada

                                INDEX TO EXHIBITS



EXHIBIT
 NUMBER                             EXHIBIT
--------                            -------
  4.1       Smart Modular Technologies, Inc. 1989 Incentive Stock Plan As Amended March 25, 1996

  4.2       Smart Modular Technologies, Inc. 1995 Stock Plan

  4.3       Smart Modular Technologies, Inc. 1995 Director Option Plan

  5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation

 23.1       Consent of Independent Auditors

 23.2       Consent of Counsel (included in Exhibit 5.1)

 24.1       Power of Attorney (see page II-4)